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INDEPENDENT AUDITORS' CONSENT


Best Buy Co., Inc.
Minneapolis, Minnesota

We consent to the incorporation by reference in the Registration Statement of Best Buy Co., Inc. on Form S-8 relating to the 1987 Employee Nonqualified Stock Option Plan of our reports dated April 13, 1994, appearing and incorporated by reference in the Annual Report on Form 10-K of Best Buy Co., Inc. for the year ended February 26, 1994. Such reports express an unqualified opinion and include an explanatory paragraph regarding a change in accounting method for income taxes during the year ended February 26, 1994.


Deloitte & Touche
Minneapolis, Minnesota
July 28, 1994